UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23rd, 2014

DALECO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	0-12214	23-2860734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  610-429-0181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22nd, 2014, Michael D. Parrish notified the Company’s Board of Directors that he did not intend to renew his Amended Employment Agreement upon its termination effective July 30th, 2014 and withdrew his name from consideration for election to the Board of Directors for 2015. The Board subsequently appointed Grant Lin as it’s Chairman with Michael Carter as it’s Vice Chairman. Gary Novinskie will continue to service as the Company’s President effective April 24, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders

Daleco Resources Corporation (the “Company”) held its Annual Meeting of Shareholders on April 23, 2014. The following matters set forth in our Proxy Statement dated March 14, 2014, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	AGAINST	ABSTAIN

Michael Carter	26,846,464	8,802,301	623,702
Li Chi Kong	31,579,516	3,449,215	1,243,736
Grant Lin	31,461,908	3,457,213	1,353,346
Robert E. Martin	33,511,200	2,116,305	644,962
Charles Maxwell	33,296,190	2,108,775	867,502
Gary J. Novinskie	33,481,150	2,087,255	704,062
Raymond A. Sobieski	28,135,844	7,596,121	540,502

2.	Shareholders approved the advisory vote on executive compensation. The voting results are set forth below:

FOR	AGAINST	ABSTAIN

30,417,494	4,698,405	1,156,568

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014	DALECO RESOURCES CORPORATION

	By:	/s/ Gary J. Novinskie
	Name:	Gary J. Novinskie
	Title:	President